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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) January 25, 2000




                              AgriBioTech, Inc.

               (Exact name of issuer as specified in its charter)

           Nevada                      0-19352                  85-0325742
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)


              120 Corporate Park Drive, Henderson, Nevada (89014)
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (702)566-2440

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Item 3. Bankruptcy or Receivership

     On January 25, 2000, AgriBioTech, Inc. (the "Company") and its subsidiaries filed voluntary petitions under chapter 11 of the Unites States Bankruptcy Code with the United States Bankruptcy Court for the District of Nevada. A copy of the Company's press release, dated January 24, 2000, announcing the intended filing is attached hereto as Exhibit 99.1. Also attached as Exhibit 99.2 is a copy of a Company press release, dated February 3, 2000, which provides an update on the Chapter 11 filing. Case Filing information is as follows:

AgriBioTech, Inc.                           Case No.  00-10533lbr
AgriBioTech, Canada, Inc.                   Case No.  00-10534lbr
Las Vegas Fertilizer Co., Inc.              Case No.  00-10535lbr
Garden West Distributors, Inc.              Case No.  00-10536lbr
George W. Hill & Co., Inc.                  Case No.  00-10537lbr

     As of the date of this report, the Company has not obtained DIP financing. The Company is seeking DIP financing from its principal lending group led by
Bank of America in order to obtain sufficient funds for reorganization. The Company is currently using cash collateral under an interim arrangement with its pre-petition lenders. The Company is continuing to operate as debtor-in-possession, under the authority of its existing officers and directors, subject to the supervision and orders of the Bankruptcy Court. As of the date of this report, no plan of reorganization has been filed by the Registrant and no trustee has been appointed.

     The foregoing summary does not purport to be complete and is qualified by reference to the press releases which are attached hereto as exhibits.

Item 5. Other Events

     Effective as of January 28, 2000, Thomas B. Rice, Director, Executive Vice President and Director of Research of Registrant, resigned as Executive Vice President, Director of Research and as a member of its board of Directors.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

          99.1 Press release dated January 24, 2000

          99.2 Press release dated February 3, 2000

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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 25, 2000
                                             AGRIBIOTECH, INC.


                                             By: /s/ Randy Ingram
                                                 ----------------
                                                 Randy Ingram
                                                 Executive Vice President and
                                                 Chief Financial Officer